Exhibit 99.3

CONSENT OF O. WOODLAND HOGG

Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, O. Woodland Hogg, hereby consent to be named as a prospective director of Village Bank and Trust Financial Corp. (“Village Financial”) in the Registration Statement on Form S-4 of Village Financial, dated July 15, 2008, and any subsequent amendments thereto, and to the filing of this consent as an exhibit to the Registration Statement.

Signature:	/s/ O. Woodland Hogg
Name:	O. Woodland Hogg

Dated: July 15, 2008